AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 1999
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933
                          ----------------------------

                                   AVNET, INC.
             (Exact name of registrant as specified in its charter)

           New York                                                11-1890605
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             2211 South 47th Street
                             Phoenix, Arizona 85034
                                 (480) 643-2000
                    (Address of Principal Executive Offices)
                          ----------------------------

                   Marshall Industries 1984 Stock Option Plan
                   Marshall Industries 1992 Stock Option Plan
                   Marshall Industries 1997 Stock Option Plan
                            (Full title of the plans)
                          ----------------------------


                                  DAVID R. BIRK
              Senior Vice President, Secretary and General Counsel
                                   Avnet, Inc.
                             2211 South 47th Street
                             Phoenix, Arizona 85034
                                 (480) 643-2000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                              Proposed              Proposed
                                                                              Maximum                Maximum             Amount of
                                                       Amount to be        Offering Price           Aggregate           Registration
       Title of Securities to be Registered           Registered (1)        Per Share(2)        Offering Price(2)           Fee
====================================================================================================================================
      Common Stock, par value $1.00 per share            742,465               $38.72              $28,748,245             $7,992
------------------------------------------------------------------------------------------------------------------------------------

(1)  Represents the aggregate number of shares of Common Stock issuable under the 1984, 1992 and 1997 Marshall Industries Stock
     Option Plans adjusted by the Exchange Ratio of 0.82063.

(2)  Pursuant to Rule 457 (h)(1) and Rule 457 (c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee have been estimated based on the average of the high and low sales prices for the Common
     Stock as reported by the New York Stock Exchange on October 18, 1999.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


Item 1.  Plan Information

         This Registration Statement relates to the registration of 756,826 additional shares of Common Stock, par value $1.00 per share, of Avnet, Inc. (the "Registrant") issuable upon exercise of stock options substituted for options originally issued under the 1984 Stock Option Plan, 1992 Stock Option Plan and 1997 Stock Option Plan (together the "Plans") of Marshall Industries. The document containing the information required by this section will be given to those persons who participate in the Plans, all of whom are currently employees of Marshall Industries or certain of its subsidiaries. Such document is not required to be filed with the Commission as a part of the Registration Statement or as an Exhibit.

Item 2.  Registrant Information and Employee Plan Annual Information

         In accordance with Rule 428(b) under the Securities Act and instructions to Form S-8, the Registrant shall provide a written statement to participants of the Plans advising them of the availability, without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this Registration Statement and other documents required to be delivered to them pursuant to Rule 428(b). Such statement shall also include the address and telephone number to which such request is to be directed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Avnet, Inc., a New York corporation ("Registrant"), are incorporated in this Registration Statement herein by reference:

         (a) Annual Report on Form 10-K for the year ended July 2, 1999 (File No. 1-4224);

         (b) Avnet's Current Reports on Form 8-K dated July 16, 1999 and September 28, 1999; and

         (c) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, filed under the Securities and Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not applicable.


Item 5.  Interests of Named Experts and Counsel

         None.


Item 6.  Indemnification of Directors and Officers

         Section 54 of the Registrant's By-laws provides as follows:

         54. A. The Corporation shall indemnify, and advance the expenses of, any director, officer or employee to the full extent permitted by the New York Business Corporation Law as the same now exists or may hereafter be amended.

             B. The indemnification and advancement of expenses granted pursuant to this Section 54 shall not be exclusive or limiting of any other rights to which any person seeking indemnification or advancement of expenses may be entitled when authorized by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

             C. No amendment, modification or rescission of these By-laws shall be effective to limit any person's right to indemnification with respect to any alleged cause of action that accrues or other incident or matter that occurs prior to the date on which such modification, amendment or rescission is adopted.

         Section 721 of the New York Business Corporation Law (the "BCL")provides that no indemnification may be made to or on behalf of any director or officer of the Registrant if "a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled." Section 54B of the Registrant's By-laws includes the foregoing statutory language.

         The rights granted under Section 54 of the By-laws are in addition to, and are not exclusive of, any other rights to indemnification and expenses to which any director or officer may otherwise be entitled. Under the BCL, a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corporation against "amounts paid in settlement and reasonable expenses, including attorneys' fees," actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for purposes which he reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (BCL Section 722(c)). A corporation may also indemnify directors and officers who are parties to other actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against "judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees," actually or necessarily incurred as a result of such actions or proceedings, or any appeal therein, provided the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, result of such actions or proceedings, or any appeal therein, provided the director or officer acted in good faith, for a purposes which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, that he also had no reasonable cause to believe that his conduct was unlawful (BCL Section 722(a)). Any indemnification under Section 722 may be made only if authorized in the specific case by disinterested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by shareholders (BCL Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (BCL Section 724). Further, any director or officer who is "successful, on the merits or otherwise," in the defense of an action or proceeding is entitled to indemnification as a matter of right (BCL Section 723(a)).

         A New York corporation may generally purchase insurance, consistent with the limitation of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the BCL, so long as no final adjudication has established that the directors' or officers' acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advance (BCL Section 726).

         The Registrant's directors and officers are currently covered as insureds under directors' and officers' liability insurance. Such insurance, subject to annual renewal and certain rights of the insurer to terminate, provides an aggregate maximum of $50,000,000 of coverage for directors and officers of the Registrant and its subsidiaries against claims made during the policy period relating to certain civil liabilities, including liabilities under the Securities Act of 1933.


Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

         The following are filed as exhibits to this registration statement:

         4.1 Restated Certificate of Incorporation of Avnet, Inc. (incorporated by reference to Exhibit 3(i)(b) to Registrant's Current Report on Form 8-K dated May 6, 1999, File No. 1-4224).

         4.2 By-laws of Avnet, Inc. (incorporated by reference to Exhibit 3(ii) to Registrant's Current Report on Form 8-K dated February 12, 1996, File No. 1-4224).

         5 Opinion of Sullivan & Cromwell, as to the validity of the Common Stock.

         23.1     Consent of Arthur Andersen LLP.

         23.2     Consent of Sullivan & Cromwell (included in Exhibit 5).

         24       Powers of Attorney.

         99.1 Marshall Industries 1984 Stock Option Plan (incorporated by reference to the Registration Statement of Marshall Industries on Form S-8, File No. 33-1587).

         99.2 Marshall Industries 1992 Stock Option Plan (incorporated by reference to the Registration Statement of Marshall Industries on Form S-8, File No. 33-82510).

         99.3 Marshall Industries 1997 Stock Option Plan (incorporated by reference to the Registration Statement of Marshall Industries on Form S-8, File No. 333-44829).

Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions described in Item 6 or otherwise, the undersigned Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this nineteenth day of October, 1999.

                                  AVNET, INC.



                                  By: /s/ ROY VALLEE
                                     --------------------------------------
                                     Roy Vallee
                                     Chairman of the Board,
                                       Chief Executive Officer and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      SIGNATURE                         CAPACITY                     DATE
      ---------                         --------                     ----

                              Chairman of the Board, Chief
    /s/ ROY VALLEE           Executive Officer and Director    October 19, 1999
-------------------------     (principal executive officer
     Roy Vallee


                               Senior Vice President, Chief
 /s/ RAYMOND SADOWSKI                   Financial
-------------------------    Officer and Assistant Secretary   October 19, 1999
     Raymond Sadowski         (principal financial officer)


          *
-------------------------              Controller              October 19, 1999
      John F. Cole           (principal accounting officer)


          *
-------------------------                                      October 19, 1999
      Eleanor Baum                      Director


          *
-------------------------                                      October 19, 1999
    Veronica Biggins                    Director


          *
-------------------------                                      October 19, 1999
   Joseph E. Caligiuri                  Director

           *
-------------------------                                      October 19, 1999
   Lawrence W. Clarkson                  Director

           *
-------------------------                                      October 19, 1999
       Ehud Houminer                     Director

           *
-------------------------                                      October 19, 1999
     James A. Lawrence                   Director

           *
-------------------------                                      October 19, 1999
    Salvatore J. Nuzzo                   Director

           *
-------------------------                                      October 19, 1999
     Frederic Salerno                    Director

           *
-------------------------                                      October 19, 1999
     Frederick S. Wood                   Director



*By: /s/ DAVID R. BIRK
    ---------------------
        David R. Birk
      Attorney-in-Fact

            -or-

*By: /s/ RAYMOND SADOWSKI
    ---------------------
       Raymond Sadowski
       Attorney-in-Fact

                                  EXHIBIT INDEX



   Exhibit No.     Description
   -----------     -----------

       4.1         Restated Certificate of Incorporation of Avnet, Inc.
                   (incorporated by reference to Exhibit 3(i)(b) to Registrant's Current Report on Form 8-K dated May 6, 1999 File No. 1-
                   4224).

       4.2 By-laws of Avnet, Inc. (incorporated by reference to Exhibit 3(ii) to Registrant's Current Report on Form 8-K dated February 12, 1996, File No. 1-4224).

        5 Opinion of Sullivan & Cromwell, as to the validity of the Common Stock.

       23.1        Consent of Arthur Andersen LLP.

       23.2        Consent of Sullivan & Cromwell (included in Exhibit 5).

        24         Powers of Attorney.

       99.1 Marshall Industries 1984 Stock Option Plan (incorporated by reference to the Registration Statement of Marshall Industries on Form S-8, File No. 33-1587).

       99.2 Marshall Industries 1992 Stock Option Plan (incorporated by reference to the Registration Statement of Marshall Industries on Form S-8, File No. 33-82510).

       99.3 Marshall Industries 1997 Stock Option Plan (incorporated by reference to the Registration Statement of Marshall Industries on Form S-8, File No. 333-44829).